                                                           Exhibit No. EX-99.m.1

                                    MGI FUNDS

                                 CLASS S SHARES

                   DISTRIBUTION AND SHAREHOLDER SERVICES PLAN

     WHEREAS, the MGI Funds ("Trust") is registered under the Investment Company
Act of 1940,  as amended  ("1940  Act"),  as an open-end  management  investment company; and

     WHEREAS,  shares of beneficial  interest of the Trust are currently divided into separate series (each a "Fund" and collectively the "Funds"), listed in the attached Appendix A, as amended from time to time; and

     WHEREAS,  the  Trust,  on behalf of the Funds,  desires to arrange  for the provision of certain  shareholder  services to the holders of the Class S shares of the Funds under the terms and conditions described herein;

     NOW,  THEREFORE,  the Trust hereby adopts this Distribution and Shareholder
Services  Plan  (the  "Plan")  on  behalf  of the Class S shares of the Funds in accordance  with Rule 12b-1 under the 1940 Act,  subject to the following  terms and conditions:

     1.  Each  Fund  is  authorized  to pay  to any  person  who  enters  into a shareholder services agreement with the Fund (an "Authorized Service Provider"), which  may  include  Mercer  Global  Investments,  Inc.  or its  affiliates,  as compensation for service  activities (as defined in Paragraph 5 hereof) rendered by the  Authorized  Service  Provider  to Class S  shareholders  of the Fund,  a shareholder  services  fee in an amount  or at a rate not to exceed  0.25% on an annual  basis of the average  daily net asset value of the Class S shares of the
Fund as to which the  Authorized  Service  Provider  provides the services  (the
"Fee").  Such Fee shall be  calculated  daily and paid  monthly or at such other intervals as the Board of Trustees (the  "Board") of the Trust shall  determine.
An  Authorized   Service  Provider  is  authorized  to  pay  its  affiliates  or independent  third party service  providers for  performing  service  activities consistent with this Plan.

     2. The Plan shall not take effect  with  respect to the Class S shares of a
Fund until the Plan, together with any related agreements,  has been approved by votes of a  majority  of both  (a) the  Trustees  of the  Trust,  and (b)  those
Trustees of the Trust who are not "interested  persons" of the Trust (as defined in the 1940  Act) and have no  direct  or  indirect  financial  interest  in the operation of this Plan or any agreements  related thereto (the "Plan Trustees"), cast in person at a meeting  (or  meetings)  called for the purpose of voting on the Plan and such related  agreements,  except that a meeting at which a related agreement between a Fund and a non-affiliated  service provider is approved need not be an in-person meeting. For purposes of the Plan, a non-affiliated  service provider  is a service  provider  that is not  affiliated  with the  Trust,  the
Trust's investment advisor, any sub-advisor, or the Trust's distributor.

     3. The Plan  shall  continue  in full  force  and  effect as to the Class S shares of a Fund for so long as such  continuance  is  specifically  approved at least  annually in the manner  provided  for approval of the Plan in Paragraph 2 hereof.

     4. Any  person  authorized  to direct  the  disposition  of monies  paid or payable by the Funds pursuant to the Plan or a related  agreement  shall provide to the Trustees,  and the Trustees shall review,  at least quarterly,  a written report of the amounts so expended and the  purposes for which such  expenditures were made.  Authorized  Service  Providers shall provide to the Trustees and the
Trustees shall review such reports and  information as the Trustees may require, which may be specified in the related agreement.

     5. For  purposes  of the  Plan,  "service  activities"  shall  include  any personal services or account maintenance services, which may include but are not limited to:  assisting  beneficial  shareholders  with  purchase,  exchange  and redemption  requests;  activities in connection  with the provision of personal, continuing  services  to  investors  in each Fund;  receiving,  aggregating  and processing purchase and redemption orders;  providing and maintaining retirement
plan  records;   communicating  periodically  with  shareholders  and  answering questions and handling  correspondence  from shareholders  about their accounts;
acting  as  the  sole  shareholder  of  record  and  nominee  for  shareholders;
maintaining  account  records  and  providing  beneficial  owners  with  account statements;  processing  dividend  payments;  issuing  shareholder  reports  and transaction confirmations;  providing sub-accounting services for Class S shares of a Fund held beneficially; forwarding shareholder communications to beneficial owners;  receiving,  tabulating and transmitting  proxies executed by beneficial
owners;   disseminating   information   about  the  Fund;  and  general  account
administration  activities.  Other  expenses of an Authorized  Service  Provider
related   to  its   "service   activities,"   including   telephone   and  other
communications  expenses,  may be included in the information  regarding amounts expended  for  such  activities.  The Fee may  also  be used to  compensate  the
Authorized Service Provider for attracting shareholders to Class S shares of the
Fund or other marketing activities. In addition, the Class S shares may pay Fees to unaffiliated  mutual fund  supermarkets  that maintain  investor accounts and provide shareholder servicing and recordkeeping  services for holders of Class S
Shares.

     6. All agreements  with any person relating to  implementation  of the Plan shall be in writing, and any agreements related to the Plan shall provide,  with respect to a Fund, that:

     (a) such  agreement may be terminated at any time,  without  payment of any penalty,  by  vote  of a  majority  of the  Plan  Trustees  or by vote of a majority of the outstanding Class S shares of the Fund, on or not more than
     60 days' written notice to any other party to the agreement; and

     (b)  such  agreement  shall  terminate  automatically  in the  event of its assignment.

     7. The amount of the Fee payable to an Authorized  Service  Provider  under
Paragraph  1  hereof  is not  related  directly  to  expenses  incurred  by that
Authorized Service Provider, its affiliates,  or independent third party service providers on behalf of a Fund in servicing Class S shareholders of the Fund. The
Fee set  forth in  Paragraph  1 hereof  will be paid by the  Class S shares of a
Fund, in accordance  with the applicable  service  agreement,  until the Plan is terminated  or not renewed with respect to that Fund.  If the Plan is terminated or not renewed with respect to a Fund,  any expenses  incurred by an  Authorized
Service Provider,  its affiliates or independent third party service  providers, on  behalf  of the  Fund in  excess  of the  payments  of the Fee  specified  in
Paragraph 1 hereof that the Authorized  Service Provider has received or accrued through the termination date, are the sole  responsibility  and liability of the
Authorized Service Provider, and are not obligations of the Fund.

     8. This Plan, or any agreements  entered into pursuant to this Plan, may be terminated  with  respect  to the Class S shares of a Fund at any time,  without penalty,  by vote of a  majority  of the  Trustees  and a  majority  of the Plan
Trustees,  or by vote of a majority of the outstanding  voting securities of the
Class S shares of the affected Fund.

     9.  While  this  Plan is in  effect,  the  Board  shall  satisfy  the  fund governance standards as defined under Rule 0-1(a)(7) under the 1940 Act.

     10. As used in this Plan,  the terms  "majority of the  outstanding  voting securities" and "assignment" shall have the same meanings as those terms have in the 1940 Act.

     11. The Trust shall preserve  copies of this Plan (including any amendments thereto) and any related agreements and all reports made pursuant to Paragraph 4 hereof for a period of not less than six years  from the date of this Plan,  any such agreement or any such report, as the case may be, the first two years in an easily accessible place.

     12. The  Trustees  and the holders of the Class S shares of each Fund shall not be liable for any  obligations of the Trust or any Fund under this Plan, and an Authorized  Service Provider or any other person,  in asserting any rights or claims under this Plan,  shall look only to the assets and property of the Trust or such Fund in settlement  of such right or claim,  and not to such Trustees or holders of Class S shares.

     13. The Plan may be amended at any time with  respect to the Class S shares of a Fund  provided that no amendment to increase  materially  the amount of the
Fee  provided  for in  Paragraph 1 hereof  without  shareholder  approval and no material  amendment to the Plan shall be made unless such  amendment is approved in the manner provided for approval in Paragraph 2 hereof.

     IN  WITNESS  WHEREOF,   the  Trust  has  executed  this   Distribution  and
Shareholder Services Plan on the day and year set forth below.

     Date: May ___, 2005

ATTEST:                                   MGI FUNDS

By:                                       By:
Name:                                     Name:
Title:                                    Title:

                                   APPENDIX A

                       MGI US Large Cap Growth Equity Fund
                       MGI US Large Cap Value Equity Fund
                     MGI US Small/Mid Cap Growth Equity Fund
                     MGI US Small/Mid Cap Value Equity Fund
                           MGI Non-US Core Equity Fund
                    MGI Core Opportunistic Fixed Income Fund
                     MGI US Short Maturity Fixed Income Fund

Date:  __________, 2005